Origin Materials, Inc. Reports Financial Results for Fourth Quarter 2022

– Origin 1 Mechanically Complete, Completion of Commissioning & Start-up Expected in Q2 2023 –
– Origin 2 Front-End Design, Construction Planning, and Financing are Progressing with Update to be Provided Mid-2023, Louisiana State Bond Commission Approves Significant Financing Milestone –
– Announced Strategic Partnership with Avantium to Accelerate Mass Production of FDCA and PEF for Advanced Chemicals and Plastics –
– Provides 2023 Revenue and Adjusted EBITDA Outlook –

WEST SACRAMENTO, CA., February 23, 2023 – Origin Materials, Inc. (“Origin,” “Origin Materials,” or the “Company”) (Nasdaq: ORGN, ORGNW), the world’s leading carbon negative materials company with a mission to enable the world’s transition to sustainable materials, today announced financial results for its fourth quarter and year ended December 31, 2022.

“I am incredibly proud of what the Origin team accomplished in 2022 and our continued achievements this year. The mechanical completion of Origin 1, our first commercial plant, is a significant milestone as we continue to execute on our mission to enable the world’s transition to sustainable materials. Despite pandemic and related supply-chain headwinds, completion of commissioning and start-up are expected to be in Q2 2023, reflecting the remarkable depth of talent on our project team. Origin 1 will play a key application development role by producing CMF, HTC, and other intermediates in volumes that will allow customers to qualify products and applications beyond PET. For Origin 2, front-end loading, construction planning, and financing are progressing with an update to be provided mid-2023. In January, we announced the Louisiana State Bond Commission final approval of up to $1.5 billion in tax-exempt bonds for the construction of Origin 2, providing further positive momentum for project financing. We were pleased to announce a new partnership with Avantium, a leading innovator and developer of sustainable chemistry, on a project with far-reaching impact for next-generation chemicals and materials FDCA and PEF. The demand for ‘net zero’-enabling materials remains strong as we draw closer to initial commercial production to begin to meet over $9.3 billion in total customer demand, a more than ninefold increase since our announcement to become a public company in February 2021,” said Rich Riley, Co-Chief Executive Officer of Origin.

Key Company Fourth Quarter and Recent Business Highlights
Origin Materials has increased its total signed offtake agreements and capacity reservations to $9.3 billion, up from $9.0 billion in November 2022. The Company also announced the following milestones:

•Origin Materials Announces Mechanical Completion of Origin 1 Manufacturing Plant. As part of mechanical completion, the plant’s critical mechanical systems have been successfully installed and commissioning has begun.
•Origin Materials Announces Louisiana State Bond Commission Approval of Financing for Origin 2. The Bond Commission's final approval could enable the debt financing of Origin 2 using entirely tax-exempt bonds.
•Partnership with Avantium N.V., a leading technology company in renewable chemistry, to accelerate the mass production of FDCA and PEF for advanced chemicals and plastics. The partnership will produce FDCA from Origin’s carbon negative biomass-to-chemicals platform and Avantium’s YXY® Technology and represents a potential breakthrough in the commercialization of cost-competitive, low carbon PEF, a polymer with an attractive combination of performance characteristics for packaging.

These strategic initiatives complement Origin’s existing partnerships and customer relationships with industry leaders including Danone, Nestlé Waters, PepsiCo, Ford Motor Company, Mitsubishi Gas Chemical, Kolon Industries, PrimaLoft, Solvay, Mitsui & Co., Ltd., Minafin Group, LVMH Beauty, Revlon, Mitsubishi Chemical Group, Kuraray, Intertex World Resources, and ATC Plastics.

Origin 1 and Origin 2 Financing and Construction Update
As disclosed in January, Origin 1, the Company’s first commercial manufacturing plant, is mechanically complete, in-line with the previously disclosed timeline, with completion of plant commissioning and start-up expected in Q2 2023.

During the fourth quarter, the Company continued to strengthen its Origin 1 operations leadership team and operations staff. As part of mechanical completion, the plant's critical mechanical systems have been successfully installed and commissioning has begun. Work onsite continues and, following start-up, Origin 1 is expected to enable customers to qualify products and applications beyond PET and to begin to address customer demand for the Company’s renewable materials.

A new video marking construction progress for Origin 1 is embedded into this press release and is also available on Origin’s Investor Relations site: https://investors.originmaterials.com/.

The Company continues to make progress on front-end design, construction planning, and financing for Origin 2. The Company has also made progress developing new products and applications which may be incorporated into the design of the plant, such as FDCA, PEF, as well as biofuels from an “oils and extractives” stream co-produced alongside CMF and HTC, which has not been included in previous plans. The Company expects to provide an update on new product offerings and construction plans for the Origin 2 plant in mid-2023.

In January, Origin announced that the Louisiana State Bond Commission unanimously passed a resolution granting its final approval of the issuance of up to $1.5 billion of tax-exempt bonds to support construction and commissioning of Origin 2. This amount is inclusive of and builds on the strong foundation of the previously announced expected $400 million in Private Activity Bond (“PAB”) volume cap allocation. Origin's use of solid waste feedstock to produce carbon negative materials enables the Company to use these tax-exempt bonds towards financing the Origin 2 project. Bank of America, a global investment bank and financial services company, has been engaged by Origin to underwrite the bonds and market them to investors, which could enable the debt financing of Origin 2 using entirely tax-exempt bonds.

Origin also continues to work with leading financial institutions on other forms of traditional private financing and federal loan programs, including through the United States Department of Agriculture and Department of Energy, and to pursue other local, state, and federal incentives programs to optimize the financing of Origin 2, including certain 2021 Infrastructure Investment and Jobs Act and 2022 Inflation Reduction Act provisions. The Company continues to expect that Origin 2 can be fully funded from its existing cash on hand, previously indicated traditional project financing, and potentially strategic partnerships. As Origin has an ongoing global technology licensing effort and an active governmental affairs team, the Company anticipates potentially strategic partnerships and federal incentives programs to play a meaningful role in the financing of Origin 2.

Results for Fourth Quarter and Full Year 2022
Cash, cash equivalents and marketable securities were $323.8 million as of December 31, 2022.
Operating expenses for the fourth quarter were $13.0 million compared to $7.8 million in the prior-year period. Full year 2022 operating expenses were $38.9 million compared to $26.9 million in the prior-year period.

Net income was $16.0 million for the fourth quarter compared to net income of $5.2 million in the prior-year period. Full year 2022 net income was $78.6 million compared to $42.1 million in the prior-year period.

Adjusted EBITDA loss was $9.2 million for the fourth quarter compared to a loss of $6.6 million in the prior-year period. Full year 2022 Adjusted EBITDA loss was $31.0 million compared to $20.0 million in the prior-year period, consistent with prior guidance.
Shares outstanding as of December 31, 2022 were 143.0 million including 4.5 million shares held by a certain stockholder that are subject to forfeiture based on share price performance targets previously disclosed in our filings.

Full Year 2023 Outlook
Based on current business conditions, business trends and other factors, the Company is providing the following guidance for revenue and Adjusted EBITDA for fiscal year 2023:

•Revenue $40 to $60 million
•Adjusted EBITDA loss of $50 million to $60 million

For a reconciliation of a non-GAAP figure to the applicable GAAP figure please see the table captioned ‘Reconciliation of GAAP and Non-GAAP Results' set forth at the end of this press release. These expectations do not consider, or give effect to, among other things, unforeseen events, including changes in global economic conditions.

Webcast and Conference Call Information
Company management will host a webcast and conference call on February 23, 2023, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s fourth quarter update presentation by logging onto the Investor Relations section of the Company's website at https://investors.originmaterials.com/.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921, or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10021027. The replay will be available until 11:59 p.m. Eastern Time on March 9, 2023.

About Origin Materials, Inc.
Headquartered in West Sacramento, Origin Materials is the world's leading carbon negative materials company. Origin’s mission is to enable the world’s transition to sustainable materials. For over a decade, Origin has developed a platform for turning the carbon found in inexpensive, plentiful, non-food biomass such as sustainable wood residues into useful materials while capturing carbon in the process. Origin’s patented technology platform can help revolutionize the production of a wide range of end products, including clothing, textiles, plastics, packaging, car parts, tires, carpeting, toys, fuels, and more with a ~$1 trillion addressable market. In addition, Origin’s technology platform is expected to provide stable pricing largely decoupled from the petroleum supply chain, which is exposed to more volatility than supply chains based on sustainable wood residues. Origin’s patented drop-in core technology, economics and carbon impact are supported by a growing list of major global customers and investors. For more information, visit www.originmaterials.com.

Contacts
Origin Materials
Investors:
ir@originmaterials.com

Media:
media@originmaterials.com

Non-GAAP Financial Information
To supplement the Company’s financial results presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), the Company also uses non-GAAP financial measures, including Adjusted EBITDA, as supplemental measures to review and assess the Company’s operating performance. Adjusted EBITDA is defined as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, net of capitalized interest, (v) change in fair value of derivative liability, (vi) change in fair value of warrants liability, (vii) change in fair value of earnout liability, (viii) professional fees related to completed mergers, and (ix) other income, net. The Company believes that these non-GAAP financial measures provide useful information about the Company’s operating results, enhance the overall understanding of the Company’s past performance and future prospects and allow for greater visibility with respect to key metrics used by the Company’s management in its financial and operational decision-making.

Non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider them in isolation. In addition, calculations of this non-GAAP financial information may be different from calculations used by other companies, and therefore comparability may be limited.

The Company mitigates these limitations by reconciling the non-GAAP financial measures to the most comparable U.S. GAAP performance measures, all of which should be considered when evaluating our performance.

The Company is unable to reconcile forward-looking Adjusted EBITDA information provided in this press release to net income, the most closely comparable U.S. GAAP financial measure, without unreasonable efforts. The Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items expected to impact net income in the future but not expected to impact forward-looking Adjusted EBITDA. These include, among other things, stock-based compensation expense, depreciation and amortization, interest income, and interest expense, which are inherently unpredictable. The Company currently expects to continue to exclude these items in future disclosures of any forward-looking Adjusted EBITDA and may also exclude other items that may arise. Information related to these items, which is unavailable at this time, could have a significant impact on the Company’s U.S. GAAP net income.

For more information on this non-GAAP financial measure, please see the table captioned “Reconciliation of GAAP and Non-GAAP Results” set forth at the end of this press release.

Cautionary Note on Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Origin Materials’ business strategy, estimated total addressable market, anticipated synergies from partnerships, access to financing sources, budget and timelines for Origin 1 and Origin 2, anticipated benefits of our potential products, ability to convert capacity reservations and offtake agreements into revenue, commercial and operating plans, product development plans, anticipated growth and projected financial information and ability to realize the anticipated benefits of any partnerships discussed in the press release. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the management of Origin Materials and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Origin Materials. These forward-looking statements are subject to a number of risks and uncertainties, including that Origin Materials may be unable to successfully commercialize its products; the effects of competition on Origin Materials’ business; the uncertainty of the projected financial information with respect to Origin; disruptions and other impacts to Origin’s business as a result of outbreaks such as the COVID-19 pandemic, Russia’s military intervention in Ukraine, the impact of severe weather events, and other global health or economic crises; changes in customer demand; and those factors discussed in the Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 3, 2022 under the heading “Risk Factors,” and other documents Origin Materials has filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Origin Materials presently does not know, or that Origin Materials currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Origin Materials’ expectations, plans, or forecasts of future events and views as of the date of this press release. Origin Materials anticipates that subsequent events and developments will cause its assessments to change. However, while Origin Materials may elect to update these forward-looking statements at some point in the future, Origin Materials specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Origin Materials’ assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

ORIGIN MATERIALS, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$107,858	$46,637
Restricted cash	490	490
Marketable securities	215,464	397,458
Other receivables	4,346	2,612
Derivative asset	—	202
Prepaid expenses and other current assets	3,341	3,774
Total current assets	331,499	451,173
Property, plant, and equipment, net	154,183	57,185
Operating lease right-of-use asset	2,779	1,782
Intangible assets, net	160	215
Other long-term assets	5,079	62
Total assets	$493,700	$510,417

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$10,384	$2,451
Accrued expenses	8,414	973
Operating lease liability, current	619	280
Other liabilities, current	51	380
Derivative liability	344	103
Total current liabilities	19,812	4,187

Earnout liability	42,533	127,757
Canadian government research and development program liability	7,185	6,762
Assumed common stock warrants liability	30,872	52,860
Stockholder note	5,847	5,189
Related party other liabilities, long-term	5,395	5,720
Operating lease liability	2,249	1,486
Other liabilities, long-term	2,902	2,946
Total liabilities	$116,795	$206,907

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 143,034,225 and 141,301,569, issued and outstanding as of December 31, 2022 and December 31, 2021, respectively (including 4,500,000 Sponsor Vesting Shares)	14	16
Additional paid-in capital	371,072	361,542
Retained earnings (Accumulated deficit)	21,772	(56,797)
Accumulated other comprehensive loss	(15,953)	(1,251)
Total stockholders’ equity	376,905	303,510
Total liabilities and stockholders’ equity	$493,700	$510,417

ORIGIN MATERIALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except share and per share data)	2022	2021	2022	2021
Operating expenses
Research and development	$5,424	$3,519	$14,141	$9,124
General and administrative	7,326	4,055	24,095	17,265
Depreciation and amortization	223	181	711	544
Total operating expenses and loss from operations	12,973	7,755	38,947	26,933
Other (income) expenses
Interest income	(2,748)	(1,413)	(8,825)	(1,413)
Interest (income) expense, net of capitalized interest	—	(1)	—	2,838
Change in fair value of derivatives	2,168	(100)	443	1,326
Change in fair value of warrants liability	(6,378)	(2,838)	(21,988)	4,525
Change in fair value of earnout liability	(21,876)	(8,480)	(85,437)	(75,488)
Other income, net	(132)	(160)	(1,709)	(811)
Total other income, net	(28,966)	(12,992)	(117,516)	(69,023)
Net income	$15,993	$5,237	$78,569	$42,090
Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	2,769	(1,712)	(8,014)	(1,712)
Foreign currency translation adjustment, net of tax	1,373	53	(6,688)	77
Total comprehensive income	$20,135	$3,578	$63,867	$40,455
Net income per share, basic	$0.12	$0.04	$0.57	$0.42
Net income per share, diluted	$0.11	$0.04	$0.55	$0.40
Weighted-average common shares outstanding, basic	138,347,960	136,762,136	137,563,877	101,221,781
Weighted-average common shares outstanding, diluted	142,267,273	142,066,042	142,146,767	106,237,754

ORIGIN MATERIALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net income	$78,569	$42,090
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	711	544
Amortization on right-of-use asset	582	280
Stock-based compensation	7,235	5,767
Amortization of debt issuance costs	—	14
Accretion of debt discount	—	2,211
Change in fair value of derivative	443	1,326
Change in fair value of common stock warrants liability	(21,988)	(30,510)
Change in fair value of preferred stock warrants liability	—	35,035
Change in fair value of earnout liability	(85,437)	(75,488)
Changes in operating assets and liabilities:
Other receivables	(1,734)	(2,563)
Grants receivable	—	—
Prepaid expenses and other current assets	432	(3,652)
Other long-term assets	(5,017)	—
Accounts payable	26	(395)
Accrued expenses	485	3,010
Payment on operating lease liabilities	(572)	(295)
Other liabilities, current	(329)	380
Other liabilities, long-term	502	203
Net cash used in operating activities	(26,092)	(22,043)
Cash flows from investing activities
Purchases of property, plant, and equipment, net of grants	(83,691)	(12,268)
Purchases of marketable securities	(3,823,407)	(2,448,316)
Sales of marketable securities	3,815,859	2,024,089
Maturities of marketable securities	180,331	25,058
Capitalized interest on plant construction	(245)	(201)
Net cash provided by (used in) investing activities	88,847	(411,638)
Cash flows from financing activities
Proceeds from stockholders' notes payable, net of debt issuance costs	—	11,707
Payment of short-term debt	—	(906)
Proceeds from Canadian Government Research and Development Program	849	543
Proceeds from exercise of stock options	399	74
Business combination, net of issuance costs paid	—	467,530
Net cash provided by financing activities	1,248	478,948
Effects of foreign exchange rate changes on the balance of cash and cash equivalents, and restricted cash held in foreign currencies	(2,782)	(14)
Net increase (decrease) in cash and cash equivalents, and restricted cash	61,221	45,253
Cash and cash equivalents, and restricted cash, beginning of the period	47,127	1,874
Cash and cash equivalents, and restricted cash, end of the period	$108,348	$47,127

Origin Materials, Inc.
Reconciliation of GAAP and Non-GAAP Results

We believe that the presentation of Adjusted Earnings before Interest, Taxes, Depreciation, and Amortization (Adjusted EBITDA) is appropriate to provide additional information to investors about our operating profitability adjusted for certain non-cash items, non-routine items that we do not expect to continue at the same level in the future, as well as other items that are not core to our operations. Further, we believe Adjusted EBITDA provides a meaningful measure of operating profitability because we use it for evaluating our business performance, making budgeting decisions, and comparing our performance against that of other peer companies using similar measures.

We define Adjusted EBITDA as net income or loss adjusted for (i) stock-based compensation expense, (ii) depreciation and amortization, (iii) interest income, (iv) interest expense, net of capitalized interest, (v) change in fair value of derivative liabilities, (vi) change in fair value of warrants liability, (vii) change in fair value of earnout liability, (viii) professional fees related to completed mergers, and (ix) other income, net.

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021
Net income	$15,993	$5,237	$78,569	$42,090
Stock based compensation	3,516	959	7,235	5,767
Depreciation and amortization	223	181	711	544
Interest income	(2,748)	(1,413)	(8,825)	(1,413)
Interest expense, net of capitalized interest	—	(1)	—	2,838
Change in fair value of derivative	2,168	(100)	443	1,326
Change in fair value of warrants liability	(6,378)	(2,838)	(21,988)	4,525
Change in fair value of earnout liability	(21,876)	(8,480)	(85,437)	(75,488)
Professional fees related to completed mergers	—	—	—	640
Other income, net	(132)	(160)	(1,709)	(811)
Adjusted EBITDA	$(9,234)	$(6,615)	$(31,001)	$(19,982)